Exhibit 99.2
EXECUTION VERSION
CAUSE NO. 07-691-C26

In re DELL INC. DERIVATIVE	§	IN THE DISTRICT COURT OF
LITIGATION	§
	§	WILLIAMSON COUNTY, TEXAS
§
	§	26TH JUDICIAL DISTRICT
§
STIPULATION OF SETTLEMENT
     This Stipulation of Settlement dated as of September 11, 2009 (the “Stipulation”) is made and entered into by and among the following: (i) the Plaintiffs (as defined in ¶ 1.16), on behalf of themselves and derivatively on behalf of Dell Inc. (“Dell”), and the Plaintiffs’ Counsel (as defined in ¶ 1.17); (ii) the Demand Shareholder (as defined in ¶ 1.8), on behalf of herself and derivatively on behalf of Dell and the Demand Counsel (as defined in ¶ 1.7); and (iii) the Defendants, by and through their counsel of record in the Action. The Stipulation is intended by the Settling Parties (as defined in ¶ 1.23) to fully, finally and forever resolve, discharge and settle the Released Claims (as defined in ¶ 1.19), upon and subject to the terms and conditions hereof.
I. FACTUAL BACKGROUND
     The above-captioned action (“the Action”) is a shareholder derivative action in which Plaintiffs assert claims on behalf of nominal defendant Dell against certain of its past and present officers, employees, and members of its Board of Directors (the “Board”). The Consolidated Petition filed in the Action generally alleges that the Defendants breached their fiduciary duties by engaging in insider trading, failing in their oversight responsibilities, and by making and/or permitting material, false, and misleading statements to be made concerning Dell’s business prospects, financial condition and expected financial results, which allegedly inflated Dell’s stock price and resulted in several class action lawsuits.
     In addition to the Action, a separate group of Federal Plaintiffs (as defined in ¶ 1.11) brought a derivative Federal Action (as defined in ¶ 1.10), captioned In re Dell Inc. Derivative Litigation, No. 1:06-cv-00839-SS, in the U.S. District Court for the Western District of Texas. The Federal Action was dismissed without prejudice on October 9, 2007 for failure to plead demand futility.
     Thereafter, the Demand Shareholder issued a shareholder Demand pursuant to Delaware Court of Chancery Rule 23.1 to the Board, the allegations of which demand are presently under investigation and evaluation by the Board.
     The Settling Plaintiffs, the Settling Plaintiffs’ Counsel, and Dell have agreed to the terms of this Stipulation as evidenced by their signature below and agree to be bound by the Judgment (as defined in ¶ 1.14). All parties to this Stipulation agree to entry of an order by this Court allowing the Demand Shareholder to intervene, pursuant to Rule 60 of the Texas Rules of Civil Procedure, for the limited purpose of being bound by the terms of this Stipulation and the Judgment to be entered hereon.
II. DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
     The Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Action, by the Federal Plaintiffs in

the Federal Action, and by the Demand Shareholder in the Demand. The Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action, the Federal Action, or the Demand. The Defendants also have denied and continue to deny, inter alia, the allegations that the Settling Plaintiffs, Dell or its stockholders have suffered damages, or that the Settling Plaintiffs, Dell or its stockholders were harmed by the conduct alleged in the Action, the Federal Action, or the Demand. The Defendants have further asserted that at all relevant times they acted in good faith and in a manner they reasonably believed to be in the best interests of Dell and its stockholders.
     Nonetheless, the Defendants have concluded that further litigation of the Action or further investigation and evaluation of the allegations of the Demand would involve uncertainty and risk and would be protracted and expensive, and that it is desirable that the Action and the Demand be fully and finally resolved in the manner and upon the terms and conditions set forth in this Stipulation. Defendants are entering into this Stipulation because the proposed settlement would eliminate the burden, risk, and expense of further investigation and litigation.

III. INVESTIGATION AND CLAIMS OF THE PLAINTIFFS AND BENEFITS OF SETTLEMENT
     Settling Plaintiffs’ Counsel conducted an extensive investigation before and during the development and prosecution of the Action, the Federal Action, and the Demand. This investigation has included, inter alia: (1) inspecting, reviewing, and analyzing Dell’s financial filings; (2) researching the applicable law with respect to the claims and contentions asserted in the Action, the Federal Action, and the Demand and the potential defenses thereto; (3) researching corporate governance issues; and (4) meeting telephonically with counsel for Dell and the Individual Defendants on numerous occasions.
     The Settling Plaintiffs believe that the claims asserted in the Action, the Federal Action, and the Demand have merit and that their investigation supports the claims and contentions asserted. However, the Settling Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action or to initiate and prosecute any new action against the Defendants through trial and through appeals following Dell’s response to the pending Demand. The Settling Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action and any “demand refused” action, as well as the difficulties and delays inherent in such litigation. The Settling Plaintiffs’ Counsel also are mindful of the inherent problems of proof and possible defenses to the claims asserted in the Action and the Demand. The Settling Plaintiffs’ Counsel

believe that the settlement set forth in this Stipulation confers substantial benefits upon Dell and Current Dell Stockholders (as defined in ¶ 1.3). Based on their evaluation, the Settling Plaintiffs have determined that the settlement set forth in the Stipulation is in the best interests of the Settling Plaintiffs, Dell and Current Dell Stockholders.
IV. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT
     NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among the Settling Plaintiffs (for themselves and derivatively on behalf of Dell) and the Defendants, by and through their respective counsel or attorneys of record, that, subject to all necessary court approvals, the Released Claims shall be finally and fully compromised, settled and released. The Action shall be dismissed with prejudice, and the Demand shall be withdrawn, upon and subject to the terms and conditions of the Stipulation, as follows.
     1. Definitions
     As used in the Stipulation the following terms have the meanings specified below:
     1.1 “Action” means the above-captioned consolidated derivative lawsuit currently pending in the 26th District Court for Williamson County, Texas.
     1.2 “Court” means the 26th Judicial District Court at Williamson County, Texas.

     1.3 “Current Dell Stockholders” means all record and beneficial owners of Dell common stock as of September 11, 2009 who continue to hold their shares through the date the Judgment is entered.
     1.4 “Defendants” means the Individual Defendants (as defined in ¶ 1.13 below) and nominal defendant Dell (as defined in ¶ 1.5 below), in its capacity as a nominal defendant.
     1.5 “Dell” means nominal defendant Dell Inc., its subsidiaries, affiliates, agents, successors and assigns.
     1.6 “Demand” means the shareholder demand pursuant to Delaware Court of Chancery Rule 23.1, issued by the Demand Shareholder to the Board by letter dated November 12, 2008.
     1.7 “Demand Counsel” means counsel who have submitted or pursued the Demand for the Demand Shareholder and any successors to said counsel, including, without limitation, Johnson Bottini, LLP and The Weiser Law Firm, P.C.
     1.8 “Demand Shareholder” means Heather Nelson.
     1.9 “Effective Date” means the first date by which all of the events and conditions specified in ¶ 6.1 of the Stipulation have been met and have occurred.
     1.10 “Federal Action” means In re Dell Derivative Litigation, Case No. 1-06-cv-00839-SS, U.S. District Court for the Western District of Texas, which was dismissed without prejudice on October 9, 2007.
     1.11 “Federal Plaintiffs” means Diane E. Crosser and Ian Beiser.

     1.12 “Final” means the time when a Judgment that has not been reversed, vacated, or modified in any way is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage of time for seeking appellate review. More specifically, it is that situation when: (1) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Action; or (2) an appeal has been filed and the court of appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment or affirmed the court of appeals’ decision affirming the Judgment or dismissing the appeal. Notwithstanding the foregoing, the Settling Parties agree and intend that the finality of the Judgment is not conditioned on approval of an award for Plaintiffs’ Counsel fees and expenses in the amount of One Million Seven Hundred Fifty Thousand Dollars and no cents ($1,750,000.00) and that any such ruling by the Court, or any modification, alteration, or reversal, by the Court or any appeal of the Fee Award shall not cancel, terminate, void, render ineffective, or in any way affect the Stipulation, the Final Judgment approving the Settlement contained herein, or the Effective Date.
     1.13 “Individual Defendants” means Michael Dell, Kevin B. Rollins, Donald J. Carty, Ro Parra, John K. Medica, Jeffrey W. Clarke, Thomas B. Green, Susan E. Sheskey, Glenn E. Neland, Martin J. Garvin, Joan S. Hooper, Michael A.

Miles, William H. Gray, III, Thomas W. Luce, III, Samuel A. Nunn, Klaus S. Luft, Alex J. Mandl, Judy C. Lewent, Sallie L. Krawcheck, Alan Lafley, Joseph A. Marengi, William Amelio, John S. Hamlin, Randall Mott, Robert W. Davis, Morton L. Topfer, James M. Schneider, and Michael H. Jordan.
     1.14 “Judgment” means the Order and Final Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit C.
     1.15 “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.
     1.16 “Plaintiffs” means Donald Brinda, Frederic Goldfein and Jeffrey W. Bader.
     1.17 “Plaintiffs’ Counsel” means counsel who have appeared for any of the Plaintiffs in the Action and any successors to said counsel, including without limitation Minton, Burton, Foster & Collins, Robbins Umeda LLP, Robbins, Umeda & Fink, LLP, Federman & Sherwood, Law Offices of Marc Henzel, and Sarraf Gentile LLP.
     1.18 “Related Parties” means each of a Defendant’s past or present directors, officers, employees, partners, members, principals, agents, insurers, reinsurers, attorneys, accountants, auditors, legal representatives, predecessors, successors, parents, subsidiaries, divisions, assigns, spouses, heirs and related or affiliated entities, specifically including, but not limited to, PricewaterhouseCoopers LLP.
     1.19 “Released Claims” shall collectively mean all claims (including “Unknown Claims” as defined in ¶ 1.26 hereof), or causes of action, including demands, rights, liabilities of every nature and description whatsoever, known or unknown, whether or not concealed or hidden, asserted or that might have been asserted, including, without limitation, claims for negligence, gross negligence, breach of duty of care and/or breach of duty of loyalty, bad faith, fraud, breach of fiduciary duty, or violations of any state or federal statute, rule or regulation, that have been or could have been asserted by Settling Plaintiffs, Dell, or Dell shareholders in their derivative capacity against the Released Persons, that are based upon, arise out of or are related to the claims, facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act that were alleged or could have been alleged in the Action, the Federal Action, or the Demand. Notwithstanding the foregoing, the Released Claims do not include the federal securities law claims asserted in the Consolidated Amended Complaint filed in the Securities Litigation on January 11, 2008. Released Claims also do not include any rights or claims that Dell has or may have against any insurers or reinsurers.
     1.20 “Released Persons” means each and all of the Defendants and their Related Parties.

     1.21 “SEC Investigation” means the investigation by the U.S. Securities and Exchange Commission, which was initiated in August 2005 into certain of Dell’s accounting and financial reporting matters, and in which a formal order of investigation was entered in October 2006.
     1.22 “Securities Litigation” means In re Dell Inc. Securities Litigation, Case No. 1:06-cv-0726-SS, U.S. District Court for the Western District of Texas, which was dismissed on October 6, 2008, and which is now the subject of an appeal in the U.S. Court of Appeals for the Fifth Circuit styled Union Asset Management Holding AG v. Dell Inc. et al., Case No. 08-51163.
     1.23 “Settling Parties” means each of the Settling Plaintiffs and each of the Defendants.
     1.24 “Settling Plaintiffs” means each of the Plaintiffs and the Demand Shareholder, individually on behalf of themselves and derivatively on behalf of Dell, and Current Dell Stockholders, derivatively on behalf of Dell.
     1.25 “Settling Plaintiffs’ Counsel” means each of the Plaintiffs’ Counsel and the Demand Counsel.
     1.26 “Unknown Claims” means any Released Claim that any Settling Plaintiff or Dell does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Settling Plaintiffs and Dell shall expressly waive or shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights and benefits of California Civil Code § 1542, which provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Upon the Effective Date, the Settling Plaintiffs and Dell shall expressly waive, or shall be deemed to have, and by operation of the Judgment shall have, expressly waived, any and all provisions, rights and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542. The Settling Plaintiffs or Dell may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, each of the Settling Plaintiffs and Dell, shall expressly settle and release or shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, whether known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge or shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the settlement of which this release is a part.
     2. Settlement of the Derivative Claims
     2.1 Since the filing or submission of the Action, the Federal Action, and the Demand, Dell and/or the Board has caused Dell to take remedial measures and adopt various corporate governance enhancements, including but not limited to those set forth as Measures Already Implemented in Exhibit A hereto. Dell agrees that each of these corporate governance and compliance provisions set forth in Exhibit A shall be maintained and enforced for at least four years from the Effective Date, unless a majority of the Board’s independent directors vote otherwise. In addition, Dell agrees to adopt, within 90 days of the Effective Date, the additional corporate governance enhancements set forth as Measures to be Implemented in Exhibit A hereto. Dell agrees that each of the corporate governance provisions set forth as Measures to be Implemented in Exhibit A shall be maintained and enforced for at least four years from the date that they are adopted, unless a majority of the Board’s independent directors vote otherwise. Settling Plaintiffs believe that the corporate governance enhancements described above comprehensively address the allegations and issues raised in the various actions, and Defendants acknowledge that the Measures Already Implemented were implemented during the pendency of the Action, the Federal Action, and/or the Demand. The Action, the Federal Action, and the Demand were a factor among others underlying the decision by Dell and/or the Board to adopt certain of the referenced remediation and enhancements. The Settling Parties acknowledge that the measures set forth in Exhibit A have substantially improved the manner in which Dell is managed and governed, particularly with respect to its financial reporting practices, and materially benefited, or will materially benefit, Dell and Current Dell Stockholders.
     3. Settlement Procedure
     3.1 Within five (5) business days of the complete execution of the Stipulation, the Settling Plaintiffs shall submit this Stipulation and its exhibits to the Court and apply for an order substantially in the form of Exhibit B hereto, requesting preliminary approval of the settlement set forth in the Stipulation.
     3.2 The Settling Plaintiffs will also move the Court to approve notice to Dell stockholders by publication of the notice attached hereto as Exhibit B-1 on Dell’s website and once in Investor’s Business Daily and furnishing of the same notice to the SEC, along with a copy of the Stipulation, as exhibits to a current report on SEC Form 8-K. Dell shall bear all costs incurred in connection with the publication and filing of the notice.
     3.3 The Settling Parties will request that, after notice is given, the Court hold a final settlement hearing (the “Settlement Hearing”) and approve the settlement and compromise of the Released Claims as set forth herein. At or after the Settlement Hearing, the Settling Plaintiffs will also request the Court to approve the Settling Parties’ fee agreement for Settling Plaintiffs’ Counsel. Dell stipulates that it will support Settling Plaintiffs’ Counsel’s fee application as fair and reasonable, provided that the fee requested does not exceed the Settling Parties’ agreed-to amount.
     4. Releases
     4.1 Upon the Effective Date, as defined in ¶ 1.9, the Settling Plaintiffs and Dell shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement or resolution of the Released Claims against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.
     4.2 Upon the Effective Date, as defined in ¶ 1.9, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Settling Plaintiffs, the Settling Plaintiffs’ Counsel, and Dell from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

     4.3 Upon the Effective Date, as defined in ¶ 1.9, the Demand shall be deemed withdrawn without requiring further action by any of the Settling Parties to effectuate the Demand’s withdrawal.
     5. Attorneys’ Fees and Expenses
     5.1 Subject to Court approval of the settlement, Dell has agreed that it will pay Plaintiffs’ Counsel fees and reimburse their expenses in the amount of One Million Seven Hundred Fifty Thousand Dollars and no cents ($1,750,000.00), or any lesser amount awarded by the Court (the “Fee Award”). Dell has agreed to pay the Fee Award based upon the substantial benefits conferred on Dell by the settlement resulting from the initiation and/or prosecution of the issues raised, or claims brought in the Action, the Federal Action, and the Demand.
     5.2 The Fee Award shall be paid directly to The Weiser Law Firm, P.C. (as receiving agent for all Settling Plaintiffs’ Counsel) within ten (10) business days following the entry of Judgment. The Fee Award shall be paid to The Weiser Law Firm, P.C. (as receiving agent for all Settling Plaintiffs’ Counsel) notwithstanding the existence of any timely filed post-judgment objections thereto, potential for appeal therefrom, and/or collateral attack on the settlement, subject to the joint and several obligation of the Settling Plaintiffs’ Counsel and/or their successors, to make a full refund in accordance with, and subject to, ¶ 6.3, if, as a result of any appeal and/or further proceedings on remand, and/or successful collateral attack, the Fee Award is reduced or reversed.

     6. Conditions of Settlement, Effect of Disapproval, Cancellation or Termination
     6.1 The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:
          (a) the insurers of the D&O Policies have approved, if reasonably deemed necessary by Dell, the settlement;
          (b) Dell’s Board has approved the settlement;
          (c) the Court has entered the Judgment;
          (d) the Judgment has become Final, as defined in ¶ 1.12 above, and, for the avoidance of doubt, the condition that the Judgment becomes Final shall fail upon either Judgment not being entered or being reversed by any court of competent jurisdiction; and
          (e) the Fee Award has been paid to The Weiser Law Firm, P.C. (as receiving agent for all Settling Plaintiffs’ Counsel).
     6.2 If any of the conditions specified in ¶ 6.1 are not met, then the Stipulation shall be canceled and terminated subject to ¶ 6.3, and the Settling Parties shall jointly apply to the court to vacate the Judgment unless the Settling Plaintiffs’ Counsel and counsel for Defendants mutually agree in writing to proceed with the Stipulation.
     6.3 If for any reason the Effective Date of the Stipulation does not occur, or if the Stipulation is in any way canceled or terminated or if any rulings in the Action related to the Stipulation are successfully attacked collaterally, the Fee

Award collectively paid to Settling Plaintiffs’ Counsel pursuant to ¶ 5 shall be returned to Dell within seven (7) business days of said event. In addition, the Settling Parties agree and intend that the settlement is not conditioned on approval of an award for Plaintiffs’ Counsel fees and expenses in the amount of One Million Seven Hundred Fifty Thousand Dollars and no cents ($1,750,000.00) and that any such ruling by the Court, or any modification, alteration, or reversal, by the Court or an appeal of the Fee Award shall not cancel, terminate, void, render ineffective, or in any way affect the Stipulation or any order approving the Settlement contained herein.
     7. Miscellaneous Provisions
     7.1 The Settling Parties (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation. The Settling Parties intend this settlement to be a final and complete resolution of all disputes between them with respect to the Released Claims. No representations have been made by Defendants or their counsel regarding the ultimate resolution or potential outcome of the Securities Litigation or the SEC Investigation. In entering this settlement, the Settling Plaintiffs and the Settling Plaintiffs’ Counsel acknowledge the uncertainty underlying the ultimate resolution and potential outcome of the Securities Litigation and the SEC Investigation. The settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation or defense.

     7.2 The Settling Parties and their counsel have at all times during the course of litigation acted in accordance with Rule 13 of the Texas Rules of Civil Procedure, Chapter 10 of the Texas Civil Practices and Remedies Code, and/or Rule 11 of the Federal Rules of Civil Procedure. In addition, Defendants acknowledge that the Action and Demand were brought in good faith and in accordance with Rule 13 of the Texas Rules of Civil Procedure, Chapter 10 of the Texas Civil Practices and Remedies Code, and/or Rule 11 of the Federal Rules of Civil Procedure.
     7.3 Neither the Stipulation nor the settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Defendants or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative. Released Parties may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
     7.4 The Settling Parties agree that any press release or other public comment related to Released Claims, or their resolutions shall be limited to a factual description of the terms of the settlement and the remaining procedural steps necessary to secure final approval. The Settling Parties’ press releases, if any, will not specifically name any of the Individual Defendants beyond any citation to the caption of the action in which the Released Claims arose and instead will only refer generally to current and former officers, employees, and directors. The Settling Parties shall exchange drafts of any press releases prior to dissemination to the public. The Settling Parties’ respective press releases, if any, regarding preliminary approval of the settlement shall contain links directing readers to a Dell web site that will contain the notice approved by the Court. In all events, the Settling Parties shall refrain from any accusations of wrongful or actionable conduct by any other Settling Party regarding the Released Claims and shall not otherwise suggest that the settlement constitutes an admission of any claim or defense alleged.
     7.5 The Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.
     7.6 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

     7.7 This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any Settling Party concerning the Stipulation or any of its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, each Settling Party shall bear its own costs.
     7.8 The Settling Plaintiffs’ Counsel have been expressly authorized by the Settling Plaintiffs to take all appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms and also have been expressly authorized by the Settling Plaintiffs to enter into any modifications or amendments to the Stipulation which they deem appropriate on behalf of the Settling Plaintiffs.
     7.9 Each counsel or other Person executing the Stipulation or its Exhibits on behalf of any Settling Party hereby warrants that such Person has the full authority to do so.
     7.10 The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.
     7.11 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons.

     7.12 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the settlement embodied in the Stipulation.
     7.13 This Stipulation and the Exhibits attached hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Texas, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Texas without giving effect to that State’s choice of law principles.
     IN WITNESS WHEREOF, the Settling Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys as of the date set forth above.
PLAINTIFFS’ COUNSEL

/s/ Kevin A. Seely
Brian J. Robbins
Kevin A. Seely
Robbins Umeda LLP
600 B Street
Suite 1900
San Diego, California 92101
William B. Federman, TBA #00794935
FEDERMAN & SHERWOOD
10205 North Pennsylvania Avenue
Oklahoma City, OK 73120

Marc Henzel
LAW OFFICES OF MARC HENZEL
273 Montgomery Ave., Suite 202
Bala Cynwyd, PA 19004
Joseph Gentile
SARRAF GENTILE, LLP
116 John Street, Suite 2310
New York, NY 10038
Roy Q. Minton
John L. Foster
Michael Burnett
Minton, Burton, Foster & Collins
1100 Guadelupe Street
Austin, Texas 78701

DEMAND COUNSEL

/s/ Robert B. Weiser Robert B. Weiser
The Weiser Law Firm, P.C.
121 N. Wayne Avenue
Suite 100
Wayne, Pennsylvania 19087

/s/ Frank J. Johnson Frank J. Johnson
Johnson Bottini, LLP
655 W. Broadway, Suite 1400
San Diego, California 92101

DEFENDANTS’ COUNSEL

/s/ Michael L. Davitt Patricia J. Villareal
Michael L. Davitt
Jones Day

2727 North Harwood Street
Dallas, Texas 75201
R. Mark Dietz
Dietz & Jarrard, P.C.
106 Fannin Avenue East
Round Rock, Texas 78664
Brian S. Grieg
Fulbright & Jaworski, LLP
600 Congress Avenue
Suite 2400
Austin, Texas 78701
Counsel for Defendants William J. Amelio, Donald J. Carty, Jeffrey W. Clarke, Robert W. Davis, Michael Dell, Martin J. Garvin, William H. Gray, III, Thomas B. Green, John S. Hamlin, Joan S. Hooper, Michael H. Jordan, Sallie L. Krawcheck, Alan G. Lafley, Judy C. Lewent, Thomas W. Luce, III, Klaus S. Luft, Alex J. Mandl, Joseph A. Marengi, John K. Medica, Michael A. Miles, Glenn E. Neland, Samuel A. Nunn, Jr., Rosendo G. Parra, Kevin B. Rollins, James M. Schneider, Susan E. Sheskey, Morton L. Topfer, and Nominal Defendant Dell Inc.

/s/ Tim Gavin Tim Gavin
Carrington, Coleman, Sloman & Blumenthal
901 Main Street
Suite 5500
Dallas, Texas 75202
Counsel for Defendant Randall D. Mott

EXHIBIT A
Measures Already Implemented:
1.	Developed and implemented a remediation plan directed at the material weaknesses reported in the Company’s Report on Form 10-K for fiscal year 2007.

2.	Adopted an Executive Compensation Recoupment Policy.

3.	Enhanced finance function and established separate accounting and planning/forecasting functions.

4.	Increased focus on review and monitoring by CAO, Internal Audit and the Disclosure Review Committee.

5.	Enhanced recording procedures in connection with accrued liability and reserve accounting.

6.	Established global team of accountants for complex revenue recognition matters.

7.	Developed an accounting code of conduct and a global accounting training initiative.

8.	Improved information systems.

9.	Enhanced ethics and compliance training, resources and communication.

10.	Enhanced internal misconduct reporting and investigation process.

11.	Enhanced Audit Committee charter to provide that employee complaints regarding internal controls or auditing matters may be submitted anonymously.

12.	Enhanced and clarified the general qualifications each member of the Board of Directors should possess.

13.	Clarified express scope of responsibilities for Audit Committee, Leadership Development and Compensation Committee, and Governance and Nominating Committee.

14.	Selective training on insider trading and misuse of Dell information (ongoing).

15.	Adoption of new Securities Trading Policy by the Board.
Measures to be Implemented:
1.	Dell shall amend its Corporate Governance Principles to provide that the Board of Directors shall consist of a substantial majority (at least 60%) of directors meeting Dell’s standards for director independence.

2.	In addition to continuing to provide new director orientation and ongoing periodic training and education for directors as described in Dell’s Corporate Governance Principles, each director may attend, at Dell’s expense, an accredited director education program each calendar year.

3.	Dell shall amend its Corporate Governance Principles to provide that executive sessions of the independent directors shall be held any time that an independent director requests and, in any event, during at least 60% of regularly scheduled board meetings.

4.	In addition to continuing to provide each director with complete and open access to Dell management as described in Dell’s Corporate Governance Principles, Dell shall amend its Corporate Governance Principles to provide each director with complete and open access to Dell employees and to eliminate the provision regarding coordinating such access with the Chairman or the Board Liaison Office.

EXHIBIT B
CAUSE NO. 07-691-C26

In re DELL INC. DERIVATIVE	§	IN THE DISTRICT COURT OF
LITIGATION	§
	§	WILLIAMSON COUNTY, TEXAS
§
	§	26TH JUDICIAL DISTRICT
§
[PROPOSED] ORDER PRELIMINARILY APPROVING
DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE
     WHEREAS, a shareholder derivative action is pending before this Court, captioned In re Dell Inc. Derivative Litigation, Cause No. 07-691-C26 (the “Action”);
     WHEREAS, the Settling Plaintiffs have made application pursuant to the Texas Business Corporations Act Art. 5.14(I) for an order (i) approving the settlement of claims in accordance with the terms and conditions in the Stipulation of Settlement dated                                , 2009 (the “Stipulation”), which, together with the Exhibits annexed thereto, set forth the terms and conditions for a proposed settlement and dismissal of the Action with prejudice and for compromise of the Released Claims; and (ii) approving for publication the Notice of Proposed Settlement of Shareholder Derivative Action (the “Notice”); and
     WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein); and

     WHEREAS, the Court, having considered the application of the Settling Plaintiffs, the Stipulation and the Exhibits annexed thereto, and all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause therefore;
     IT IS HEREBY ORDERED:
     1. The Court preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Stipulation and the settlement set forth therein, including the terms and conditions for settlement and dismissal with prejudice of the Action, and for compromise of the Released Claims.
     2. A hearing (the “Settlement Hearing”) shall be held before this Court on                                    , 2009 at               .m. at 405 M.L.K. St. in Georgetown, Texas, to determine whether the terms and conditions provided for in the Stipulation are fair, reasonable, and adequate to Current Dell Stockholders and to Dell and should be approved by the Court; whether a Judgment as provided in ¶ 1.14 of the Stipulation should be entered herein; and whether to approve the Fee Award.
     3. The Court approves, as to form and content, the Notice annexed as Exhibit B-1 to the Stipulation, and finds that the publication of the Notice, substantially in the manner and form set forth in this Order, meets the requirements of applicable law and due process and shall constitute due and sufficient notice to all Persons entitled thereto.
     4. Not later than ten days following entry of this Order, Dell shall cause the Notice, substantially in the form annexed as Exhibit B-1 to the Stipulation, to

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be published once in the national edition of Investor’s Business Daily; not later than ten days following entry of this Order, Dell shall cause the Notice, substantially in the form annexed as Exhibit B-1 to the Stipulation, to be posted on Dell’s website; and not later than ten days following entry of this Order, Dell shall cause the Notice, substantially in the form annexed as Exhibit B-1 to the Stipulation, to be furnished to the United States Securities and Exchange Commission, along with a copy of the Stipulation, as exhibits to a current report on Form 8-K. At least seven days prior to the Settlement Hearing, Defendants shall serve on Settling Plaintiffs and file with the Court proof, by affidavit or declaration, of each such method of publication. All reasonable expenses incurred in publishing the Notice shall be paid as set forth in the Stipulation.
     5. The Settling Parties shall be bound by all orders, determinations, and judgments in the Action concerning the settlement, whether favorable or unfavorable.
     6. Pending final determination of whether the settlement should be approved, Settling Plaintiffs or Current Dell Stockholders shall not, either individually or derivatively on behalf of Dell, commence or prosecute against any of the Defendants, any action or proceeding in any court or tribunal asserting any of the Released Claims. Dell also shall not commence or prosecute against any of the Defendants, any action or proceeding in any court or tribunal asserting any of the Released Claims.

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     7. All papers in support of the settlement and the Fee Award shall be filed with the Court and served by Settling Plaintiffs’ Counsel at least twenty-one days prior to the Settlement Hearing, and any reply briefs will be filed by Settling Plaintiffs’ Counsel five calendar days prior to the Settlement Hearing.
     8. Any Current Dell Stockholder may appear and show cause, if he, she or it has any, why the terms and conditions provided for in the Stipulation should not be approved as fair, reasonable and adequate, or why a Judgment should not be entered thereon, or why the Fee Award should not be approved; provided, however, unless otherwise ordered by the Court, no Current Dell Stockholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the Fee Award unless that Person has, at least ten days prior to the Settlement Hearing, filed with the Clerk of the Court and served written objections on the following counsel (delivered by hand or sent by first class mail):

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Plaintiffs’ Counsel	Demand Counsel

Brian J. Robbins	Robert B. Weiser
Kevin A. Seely	The Weiser Law Firm, P.C.
Robbins Umeda LLP	121 N. Wayne Avenue
600 B Street	Suite 100
Suite 1900	Wayne, Pennsylvania 19087
San Diego, California 92101

Defendants’ Counsel

Patricia J. Villareal	Tim Gavin
Michael L. Davitt	Carrington, Coleman, Sloman &
Jones Day	Blumenthal
2727 North Harwood Street	901 Main Street
Dallas, Texas 75201	Suite 5500
Dallas, Texas 75202
The written objections and copies of any papers and briefs in support thereof to be filed in Court shall be delivered by hand or sent by first class mail to:
Lisa David
District Clerk
Williamson County, Texas
P.O. Box 24
Georgetown, Texas 78627.
     Attendance at the Settlement Hearing is not necessary in order for the objection to be considered by the Court; however, Persons wishing to be heard orally in opposition to the approval of the Settlement are required to indicate in their written objection their intention to appear at the hearing. Thus, every written objection filed with the Court and mailed to the attorneys listed above must contain: (1) the name and address of the Person objecting to the Settlement; (2)

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the number of shares of Dell common stock owned and the date(s) of purchase; (3) the basis for the objections to the settlement or the Settling Plaintiffs’ Counsel’s fee agreement; (4) all documents and writings that the Person desires the Court to consider; and (5) the identities and subject of testimonies of any witnesses the Person plans to call at the Settlement Hearing.
     Any Current Dell Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the settlement as incorporated in the Stipulation and to the award of attorneys’ fees and reimbursement of expenses to Settling Plaintiffs’ Counsel, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given.
     9. Neither the Stipulation nor the settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Defendants or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative. Released Parties may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based

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on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar, or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
     10. The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to Current Dell Stockholders and retains jurisdiction to consider all further applications arising out of or connected with the settlement. The Court may approve the settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to Current Dell Stockholders.
     SO ORDERED.

DATED:

BILLY RAY STUBBLEFIELD
Judge of the 26th Judicial District Court
Williamson County, Texas

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EXHIBIT B-1
CAUSE NO. 07-691-C26

In re DELL INC. DERIVATIVE	§	IN THE DISTRICT COURT OF
LITIGATION	§
	§	WILLIAMSON COUNTY, TEXAS
§
	§	26TH JUDICIAL DISTRICT
§
NOTICE OF PROPOSED SETTLEMENT
OF SHAREHOLDER DERIVATIVE ACTION

TO:	ALL CURRENT OWNERS OF DELL INC. (“DELL”) COMMON STOCK
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED. PLEASE NOTE THAT THIS ACTION IS NOT A “CLASS ACTION,” AND, THUS, NO INDIVIDUAL STOCKHOLDER HAS THE RIGHT TO BE COMPENSATED AS A RESULT OF THIS SETTLEMENT.
     This notice has been published pursuant to an Order of the 26th Judicial District Court for Williamson County, Texas (the “Court”). The purpose of the notice is to advise you of (i) the proposed settlement (the “Settlement”), as set forth in a Stipulation of Settlement dated                                             , 2009 (the “Stipulation”), of this shareholder derivative litigation pending before the Court (“this Action”), the shareholder demand (the “Demand”) issued to the Board of Directors of Dell by letter dated November 12, 2008, and the compromise of the Released Claims; and (ii) of the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement (“the Settlement Hearing”). The Settlement will fully resolve the Released Claims, on the terms set forth in the Stipulation and summarized in this Notice, including the dismissal of the pending matters with prejudice. For a more detailed statement of the matters involved in this Action, the Demand, the Settlement, and the terms discussed in this Notice, the Stipulation may be inspected during regular business hours at the Office of the District Clerk for Williamson County, Texas, which is located at 405 M.L.K. Street in Georgetown, Texas, or viewed at www.dell.com, or obtained from Dell’s SEC Form 8-K, furnished to the SEC on                                , 2009. All capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein).
     Please be further advised that, pursuant to an Order of the 26th Judicial District Court for Williamson County, Texas, a final settlement hearing will be held on                                                , 2009, at                 .m., before the Honorable Billy Ray Stubblefield, 405 M.L.K. Street, Georgetown, Texas 78626 for the purpose of determining: (a) whether the settlement of this Action, the Demand, and the compromise of the Released Claims by way of the adoption of certain remediation and corporate governance enhancements (as set forth in more detail in the Stipulation) should be approved by the Court as fair, reasonable and adequate to Dell and its current stockholders; (b) whether the Action should be dismissed with prejudice; and (c) whether the Settling Plaintiffs’ Counsel’s fee agreement should be approved.  If you are a current shareholder of Dell, your rights to pursue certain derivative claims on behalf of Dell may be affected by this settlement.
     Generally, the Action and the Demand assert claims on behalf of nominal defendant Dell against certain of its past and present officers, employees, and

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members of its Board of Directors. The Action and the Demand generally allege that these individuals breached their fiduciary duties by engaging in insider trading, failing in their oversight responsibilities and by making and/or omitting material, false, and misleading statements to be made concerning Dell’s business prospects, financial condition and expected financial results, which allegedly inflated Dell’s stock price and resulted in several class action lawsuits. The Demand also asserts claims against the Company’s auditors. The Company and/or its Board of Directors has, or will, adopt a series of corporate governance measures to resolve the Action and the Demand. While the Settling Parties believe that these measures have or will materially benefit Dell and its current stockholders, the Defendants in the Action (and the past and present officers, employees and directors identified in the Demand) have, and continue to deny that they engaged in any improper conduct, or that they breached their fiduciary duties in any manner, and they further continue to deny that Dell or its stockholders were harmed by the conduct alleged in the Action or the Demand.
NOTE: You may have the right to object to the settlement and/or the fee agreement for Settling Plaintiffs’ Counsel. However, if you fail to file with the Clerk of the Court and serve on Plaintiffs’ Counsel, Demand Counsel, and Defendants’ Counsel a written objection containing: (1) the name and address of the Person objecting to the Settlement; (2) the number of shares of Dell common stock owned and the date(s) of purchase; (3) the basis for the objections to the settlement or the Settling Plaintiffs’ Counsel’s fee agreement; (4) all documents and writings that the Person desires the Court to consider; and (5) whether the Person intends to appear and the identities and subject of testimonies of any witnesses the Person plans to call at the Settlement Hearing, at least ten days prior to the Settlement Hearing, you will be deemed

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to have waived your objections and will be bound by the Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.
     This notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in this Action or the Demand but is merely to advise you of the pendency and settlement of these matters and of the compromise of the Released Claims.
     Any objection to the settlement must be filed with the Court and served on each of the following (either by hand delivery or first class mail) no later than                                         , 2009:

Lisa David	Demand Counsel
District Clerk
Williamson County	Robert B. Weiser
P.O. Box 24	The Weiser Law Firm, P.C.
Georgetown, Texas 78627	121 N. Wayne Avenue
Suite 100
Plaintiffs’ Counsel	Wayne, Pennsylvania 19087

Brian J. Robbins
Kevin A. Seely
Robbins Umeda LLP
600 B Street
Suite 1900
San Diego, California 92101

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Defendants’ Counsel
Tim Gavin
Patricia J. Villareal	Carrington, Coleman, Sloman &
Michael L. Davitt	Blumenthal
Jones Day	901 Main Street
2727 North Harwood Street	Suite 5500
Dallas, Texas 75201	Dallas, Texas 75202
PLEASE DO NOT TELEPHONE THE COURT REGARDING THIS NOTICE.

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EXHIBIT C
CAUSE NO. 07-691-C26

In re DELL INC. DERIVATIVE	§	IN THE DISTRICT COURT OF
LITIGATION	§
	§	WILLIAMSON COUNTY, TEXAS
§
	§	26TH JUDICIAL DISTRICT
§
ORDER AND FINAL JUDGMENT
     This matter comes before the Court for hearing under this Court’s Order Preliminarily Approving Derivative Settlement and Providing for Notice dated                                                    , 2009 (“Preliminary Approval Order”), on Settling Plaintiffs’ application for approval of the settlement set forth in the Stipulation of Settlement (“Stipulation”) dated                                                    , 2009. Due and sufficient notice having been provided to Current Dell Stockholders, as required in the Preliminary Approval Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause appearing therefore, IT IS HEREBY ORDERED:
     1. This Order and Final Judgment incorporates the Stipulation’s definitions by reference, and all capitalized terms used herein shall have the meanings set forth in the Stipulation.
     2. This Court has subject matter jurisdiction over the Action and all Settling Parties.

     3. The Court finds that the settlement as set forth in the Stipulation is, in all respects, fair, reasonable and adequate to Dell and to Current Dell Stockholders, and, therefore, the Court finally approves the settlement under Texas Business Corporations Act article 5.14(I) and directs the Settling Parties to perform the Stipulation’s terms.
     4. This Action and all of its claims (including the Released Claims defined herein) are dismissed with prejudice. The Parties shall bear their own costs, except as otherwise provided in the Stipulation. “Released Claims” shall collectively mean all claims (including “Unknown Claims”), or causes of action, including demands, rights, liabilities of every nature and description whatsoever, known or unknown, whether or not concealed or hidden, asserted or that might have been asserted, including, without limitation, claims for negligence, gross negligence, breach of duty of care and/or breach of duty of loyalty, bad faith, fraud, breach of fiduciary duty, or violations of any state or federal statute, rule or regulation, that have been or could have been asserted by Settling Plaintiffs or Dell against the Released Persons, that are based upon, arise out of or are related to the claims, facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act that were alleged, or could have been alleged, in the Action, Federal Action, or the Demand. Notwithstanding the foregoing, the Released Claims do not include the federal securities law claims asserted in the Consolidated Amended Complaint filed in the Securities Litigation on January 11, 2008. Released Claims also do not include any rights or claims that Dell has or may have against any insurers or reinsurers. “Unknown Claims” means any Released Claim that any Settling Plaintiff or Dell does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement. With respect to any and all Released Claims, the Settling Parties expressly waive or shall be deemed to have, and by operation of this Judgment shall have, expressly waived, the provisions, rights and benefits of California Civil Code § 1542, which provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Upon the Effective Date, the Settling Plaintiffs and Dell expressly waive, or shall be deemed to have, and by operation of this Judgment shall have, expressly waived, any and all provisions, rights and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542. Upon the Effective Date, each of the Settling Plaintiffs, and Dell, expressly settle and release or shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, whether known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge or shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the settlement of which this release is a part.
     5. Upon the Effective Date, the Settling Plaintiffs and Dell shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement or resolution of the Released Claims against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.
     6. Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Settling Plaintiffs, the Settling Plaintiffs’ Counsel, and Dell from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.
     7. The Notice of Proposed Settlement of Shareholder Derivative Action (“Notice”) provided to Current Dell Stockholders met the requirements of applicable law and due process and shall constitute due and sufficient notice.
     8. The Court hereby approves the Fee Award to Settling Plaintiffs’ Counsel in the amount of One Million, Seven Hundred Fifty Thousand and 00/100 ($1,750,000.00) and expressly finds that it is fair and reasonable. If for any reason the Effective Date of the Stipulation does not occur, or if the Stipulation is in any way canceled or terminated or if any rulings in the Action related to the Stipulation are successfully attacked collaterally, the Fee Award collectively paid to Settling Plaintiffs’ Counsel shall be returned to Dell within seven business days of said event.
     9. Any appeal entered regarding the Fee Award shall in no way disturb or affect this Order and Final Judgment and shall be considered separate from this Judgment.
     10. Neither the Stipulation nor the settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession, or an admission of, or evidence of, any fault, wrongdoing, or liability of the Defendants or of the validity of any Released Claims; or (b) is intended by the

Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative. Released Parties may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar, or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
     11. Without affecting the finality of this Order and Final Judgment in any way, this Court retains continuing jurisdiction over: (a) implementation of the settlement; and (b) the Settling Parties for the purposes of construing, enforcing, and administering the Stipulation and settlement, including, if necessary, setting aside and vacating this Judgment, on motion of a party.
     SO ORDERED.

DATED:

BILLY RAY STUBBLEFIELD
Judge of the 26th Judicial District Court
Williamson County, Texas